UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2018, Saga Communications, Inc. (the “Company”) issued a press release announcing an increase to its number of Board members to seven and the appointment of Warren Lada to its Board of Directors, effective immediately. As was previously announced, Mr. Lada is retiring from his position as Chief Operating Officer at the end of June, 2018.

Mr. Lada will serve until the Company’s 2019 Annual Meeting of Stockholders, when he is expected to stand for re-election to the Board by a vote of the Company’s stockholders. At this time it is not expected that Mr. Lada will be a member of the Company’s compensation or audit committees.

Mr. Lada will be compensated under the Company’s standard compensatory arrangement for non-employee directors, as described in the Company’s most recent proxy statement. In addition, Mr. Lada, as a non-employee director, is eligible, as a participant in the Company’s Second Amended and Restated 2005 Incentive Compensation Plan, as amended (the “Plan”), to receive grants of awards, as determined in the discretion of the Company’s Compensation Committee, pursuant to the terms of the Plan.

There are no arrangements or understandings between Mr. Lada and any other persons pursuant to which Mr. Lada was appointed to the Company’s Board, and Mr. Lada does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release announcing Mr. Lada’s appointment and the increase in size of the Company’s Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 24, 2018, the Company also issued a press release announcing the promotion of Chris Forgy (age 57) to the new position of Senior Vice President/Operations. Mr. Forgy has assumed this new position effective May 28, 2018.

Mr. Forgy joined the Company in 1995 and served as Director of Sales for the Company’s radio stations in Columbus, OH until 2006. He left the Company from 2006 to 2011 to serve as General Manager of radio clusters for other broadcast companies. Mr. Forgy rejoined the Company as President and General Manager of our Columbus market where he has served until being promoted to his new position.

In connection with his promotion, Mr. Forgy entered into a Letter of Employment that sets forth Mr. Forgy’s annual base salary of $285,000. Mr. Forgy is also eligible for an annual discretionary bonus of up to $35,000, as determined by the Company’s Compensation Committee. In addition, Mr. Forgy, as an executive officer, is eligible, as a participant in the Plan, to receive grants of awards, as determined in the discretion of the Company’s Compensation Committee, pursuant to the terms of the Plan.

There are no arrangements or understandings between Mr. Forgy and any other persons pursuant to which Mr. Forgy was appointed as Senior Vice President/Operations of the Company. There are no family relationships between Mr. Forgy and any of the Company’s directors or executive officers. Mr. Forgy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release announcing Mr. Forgy’s promotion is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 24, 2018.

99.2	Press Release dated May 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: May 30, 2018	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release dated May 24, 2018.

99.2	Press Release dated May 24, 2018